Exhibit 99.2

Louisiana Pacific Corporation

Revised Segment Data

As of December 31, 2004

	1ST QTR		2ND QTR		3RD QTR		4TH QTR
	2004	2003	2004	2003	2004	2003	2004	2003
SALES BY SEGMENT:
OSB	$456.6	$198.5	$535.9	$233.5	$436.3	$407.4	$320.2	$496.2
Siding	120.6	104.4	149.5	132.2	154.4	153.9	129.6	133.4
Engineered wood products	77.9	60.1	103.0	69.6	112.4	80.4	101.4	80.5
Other products	44.0	47.6	37.6	45.2	41.4	41.4	38.6	29.9
Less intersegment sales	(3.8)	(3.9)	(0.7)	(7.5)	(4.0)	(12.4)	(1.5)	(9.7)
Total net sales	$695.3	$406.7	$825.3	$473.0	$740.5	$670.7	$588.3	$730.3

PROFIT (LOSS) BY BUSINESS SEGMENT
OSB	$253.6	$16.1	$309.1	$34.0	$199.1	$194.5	$67.9	$258.8
Siding	12.8	8.9	18.3	15.2	18.3	26.1	4.8	10.8
Engineered wood products	(0.9)	(1.0)	0.7	0.2	3.6	(0.5)	3.8	(0.2)
Other products	3.5	6.9	3.1	1.9	3.4	2.2	4.7	(1.3)
Other operating credits and charges, net	(6.7)	—	(2.4)	(25.4)	(15.5)	(5.7)	(4.1)	15.9
Gain (loss) on sale of and impairment of long-lived assets	(9.6)	12.5	(0.2)	29.2	(2.7)	22.5	(5.8)	54.0
General corporate and other expense, net	(26.0)	(23.3)	(26.8)	(21.8)	(25.2)	(26.2)	(26.1)	(30.5)
Gain (loss) on early debt extinguishment	(40.0)	—	(1.3)	—	(0.2)	(1.5)	—	—
Translation gains (losses)	(0.3)	(1.9)	1.4	0.2	1.8	0.9	6.8	1.8
Interest, net	(9.7)	(15.1)	(6.4)	(14.3)	(3.1)	(13.8)	(0.5)	(11.4)
Income from operations	176.7	3.1	295.5	19.2	179.5	198.5	51.5	297.9
Provision for income tax	64.4	1.1	106.2	10.1	73.2	88.1	35.9	134.5
Income from continuing operations before cumulative effect of change in accounting principle	$112.3	$2.0	$189.3	$9.1	$106.3	$110.4	$15.6	$163.4